AMENDMENT
TO THE
PURCHASE AGREEMENT

THIS AMENDMENT TO THE PURCHASE AGREEMENT is made and entered into as of February 8, 2008 (this “Amendment”) by and between Jonathan Ilan Ofir (“Ofir”), Jonathan Rigbi (“Rigbi”; and together with Ofir, the “Sellers”), and TSSS, Inc., a Delaware corporation (the “Purchaser”).

W I T N E S S E T H

WHEREAS, on November 14, 2007, the parties entered into a Purchase Agreement (the “Agreement”; capitalized terms used herein not otherwise defined shall have the meanings given to such terms in the Agreement) whereby the Purchaser purchased 30,952,997 shares of common stock of DCI from Ofir, and 6,135,000 shares of common stock of DCI from Rigbi; and

WHEREAS, the Purchaser and Sellers, having subsequently finished their due diligence reviews with respect to the transactions contemplated by the Agreement, desire to amend certain provisions of the Agreement on the terms and provisions contained in this Amendment; and

WHEREAS, it has come to the attention of the parties that Ofir was the record and beneficial owner of 29,602,997 shares of common stock of DCI and Rigbi was the record and beneficial owner of 4,135,000 shares of common stock of DCI rather than the amounts stated in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Purchased Shares. Each reference in the Agreement and hereafter to the defined term “Purchased Shares” is hereby amended and restated to reflect the 29,602,997 shares of common stock of DCI owned by Ofir, and the 4,135,000 shares of common stock of DCI owned by Rigbi, for an aggregate 33,737,997 shares.

2. Purchase Price for the Purchased Shares. The purchase price per Purchased Share shall be reduced from $0.07 to $0.055 per Purchased Share. Accordingly, simultaneous with the signing of this Amendment, Ofir is refunding to the Purchaser $538,544.96, and Rigbi is refunding to the Purchaser $202,025, representing the actual amount of Purchased Shares and the amended price per Purchased Share. Other than as provided herein, no other terms or provisions of the Agreement shall be modified or amended.

3. Assumption of Obligations. In further consideration of the execution and delivery of this Amendment, the Purchaser expressly assumes any and all obligations or guarantees made by Ofir to any third party with respect to DCI or its subsidiaries, including without limitation, 231 Norman Avenue Property Development, LLC, 231 Norman Avenue, LLC and Gunther Wind Energy, Ltd.

4. Reference. On and after the date hereof, each reference in the Purchase Agreement to the “Purchase Price”, “the price per share”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Purchase Agreement in any other agreement, document or other instrument, shall automatically be deemed to include a reference to this Amendment.

5. Counterparts. This Amendment may be executed in one or more counterparts and by facsimile, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

6. Captions. The captions used in this Amendment are intended for convenience of reference only, shall not constitute any part of this Amendment and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Amendment.

7. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, representatives and the permitted successors and assigns of the parties hereto.

8. Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws rules applied in such state.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

/s/ Jonathan Ilan Ofir
JONATHAN ILAN OFIR

/s/ Jonathan Rigbi
JONATHAN RIGBI

TSSS, INC.

By:	/s/ Ofer Arbib
Name:	Ofer Arbib
Title:	Member of the Board